Exhibit 10.2

Name:

Total No. of Shares Covered by Option:

HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

INCENTIVE STOCK OPTION

HQ SUSTAINABLE MARITIME INDUSTRIES, INC. (the “Company”) is pleased to grant to the person signing below (“you” or “Participant”) the incentive stock option described below under the HQ Sustainable Maritime Industries, Inc. 2010 Stock Incentive Plan (the “Plan”). For tax law purposes, this Option is intended to be and shall be treated as an incentive stock option for tax law purposes.

Grant Date:

Exercise Price per Share:	$

Option Expiration Date:

Number of Shares of Common Stock Covered by Option:		(the “Shares”)

Vesting Schedule: Subject to the Plan and this Agreement, this Option may be exercised in whole or in part in accordance with the following schedule, provided you remain continuously employed with the Company from the Grant Date until such time(s):

Date	Number of Shares

The Additional Terms and Conditions and the Plan described below are incorporated in this Agreement by reference and contain important information about your Option. Copies of all of the documents set forth below are being provided to you concurrently with this Agreement. Please review them carefully and contact HQ Sustainable Maritime Industries, Inc. Human Resources if you have any questions.

Additional Terms and Conditions describes how to exercise your Option, what happens if you cease to remain employed with the Company before you exercise your Option, and where to send notices;

The Plan contains the detailed terms that govern your Option. If anything in this Agreement or the other attachments is inconsistent with the Plan, the terms of the Plan, as amended from time to time, will control; all terms used herein that are not defined herein but that are defined in the Plan have the same meaning given them in the Plan;

Plan Prospectus; and

2009 Annual Report on Form 10-K of HQ Sustainable Maritime Industries, Inc. for the Year Ended December 31, 2009.

Please sign in the space provided below to show that you accept the Option on these terms, keep a copy of this Agreement for your records, and return both originals to HQ Sustainable Maritime Industries, Inc. Human Resources.

Participant:	HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

By:
Print Your Name:	Name:
Your Residence Address:	Its:

ADDITIONAL TERMS AND CONDITIONS

HOW TO EXERCISE YOUR OPTION.

•	This Option must be exercised for whole shares only and in increments of at least [100] shares per exercise or, if less, all of the remaining shares to which the Option is subject.

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The Plan is administered on behalf of the Committee by Human Resources. Human Resources is responsible for assisting you in the exercise of your Option and maintaining the records of the Plan. If you have questions about your Option, how you go about exercising the vested portion of your Option or how the Plan works, please contact Human Resources at                     .

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The exercise date of your Option is the date of delivery to Human Resources of your notice of exercise. The notice must be accompanied by payment of the Option price in full. You may pay the Option price (i) in cash, (ii) by certified or bank cashier’s check, or (iii) by such other medium of payment as the Committee in its sole discretion may permit.

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Except as provided herein and in the Plan, this Option is non-transferable. This Option may be transferred only by will or the laws of descent and distribution. No right or interest of the Participant or any transferee in this Option shall be subject to any lien, obligation or liability of the Participant or any transferee.

EFFECT OF TERMINATION OF EMPLOYMENT. All of your unvested Options will terminate immediately upon the termination of your employment for any reason.

1.	Termination of Employment Due to Death or Disability. If your employment with the Company terminates by reason of your death or Disability (see below for definition), you (or your estate) may exercise the vested portion of your Option at any time within the earlier of (a) the one-year anniversary of the date of termination of your employment by reason of your death or Disability or (b) the Option Expiration Date. After such earlier date, any remaining unexercised portion of your vested Option shall terminate.

2.	Termination of Employment Due to Retirement. If your employment with the Company terminates by reason of your Retirement (see below for definition), you may exercise the vested portion of your Option at any time within the earlier of (a) the one-year anniversary of the date of termination of your employment by reason of your Retirement or (b) the Option Expiration Date. After such earlier date, any remaining unexercised portion of your vested Option shall terminate.

3.	Other Termination of Employment. If your employment with the Company terminates for any reason other than your death, Disability or Retirement, unless your employment is terminated for Cause (as defined below), you will have the right, within the earlier of (a) the 90th day after the date of termination of your employment or (b) the Option Expiration Date, to exercise any vested portion of your Option. After such earlier date, any remaining unexercised portion of your vested Option shall terminate. If your employment is terminated for Cause, both the vested and unvested portion of your Option will terminate on notice of termination of your employment for Cause.

4.	Employment. For purposes of this Agreement, employment with the Company or any Affiliate of Company will be considered employment with the other.

[CHANGE IN CONTROL. Upon a “Change in Control,” as such term is defined in the Plan, all of your unvested Options shall immediately vest and become exercisable, provided you have remained in continuous employment with Company from the Grant Date until the time of the Change in Control.]

NOTICES. All notices pursuant to this Agreement will be in writing and either (i) delivered by hand, (ii) mailed by United States certified mail, return receipt requested, postage prepaid, or (iii) sent by an internationally recognized courier which maintains evidence of delivery and receipt. All notices or other communications will be directed to the following addresses (or to such other addresses as either of us may designate by notice to the other):

To Company:	HQ Sustainable Maritime Industries, Inc.
1511 3rd Avenue
Suite 788
Seattle, Washington 98101

To you:	The address set forth on page 1

MISCELLANEOUS. The Participant has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. Failure by you or the Company at any time or times to require performance by the other of any provisions in this Agreement will not affect the right to enforce those provisions. Any waiver by you or the Company of any condition or the breach of any term or provision in this Agreement, whether by conduct or otherwise, in any one or more instances, shall apply only to that instance and will not be deemed to waive conditions or breaches in the future. If any court of competent jurisdiction holds that any term or provision of this Agreement is invalid or unenforceable, the remaining terms and provisions will continue in full force and effect, and this Agreement shall be deemed to be amended automatically to exclude the offending provision. This Agreement may be executed in multiple copies and each executed copy shall be an original of this Agreement. This Agreement shall be subject to and governed by the laws of the State of Delaware. No change or modification of this Agreement shall be valid unless it is in writing and signed by the party against which enforcement is sought. This Agreement shall be binding upon, and inure to the benefit of, the permitted successors, assigns, heirs, executors and legal representatives of the parties hereto. The headings of each Section of this Agreement are for convenience only. This Agreement contains the entire Agreement of the parties hereto and no representation, inducement, promise, or agreement or otherwise between the parties not embodied herein shall be of any force or effect, and no party will be liable or bound in any manner for any warranty, representation, or covenant except as specifically set forth herein.

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